Exhibit 99.2

MB AEROSPACE HOLDINGS INC. AND SUBSIDIARIES

Consolidated Financial Statements

As of and for the six months ended June 30, 2023

(Unaudited)

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Financial Statements

As of and for the six months ended June 30, 2023

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2023

(amounts in thousands, except share amounts)
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$7,456
Accounts receivable less allowances of $296	40,161
Inventories	71,193
Prepaid expenses and other current assets	10,844
Total current assets	129,654
Property, plant and equipment, net	61,452
Operating lease right-of-use assets	11,751
Goodwill	99,358
Intangible assets, net	64,825
Total assets	$367,040
Liabilities and Share holders' Deficit
Current liabilities:
Revolving credit facilities	$55,500
Long-term debt - current	21,072
Finance lease obligations - current	3,849
Accounts payable	23,082
Deferred revenue	191
Amount due to parent	54,822
Other current liabilities	19,874
Total current liabilities	178,391
Long-term debt	336,423
Finance lease obligations	11,034
Operating lease liabilities	9,879
Deferred taxes	6,461
Total liabilities	542,188

Shareholders' deficit:
Common stock, $1 par value. Authorized 1,000 shares; issued and outstanding 100 shares	—
Additional paid-in capital	75,879
Accumulated deficit	(229,734)
Accumulated other comprehensive loss	(21,293)
Total shareholders' deficit	(175,148)
Commitments and contingencies (Notes 7, 8 and 10)
Total liabilities and shareholders' deficit	$367,040

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income

Six months endedJune 30, 2023

(amounts in thousands)

(Unaudited)

Product sales	$101,503
Repair sales	57,145
Total sales	158,649
Cost of sales	117,512
Selling, general and administrative expenses	22,182
Operating income	18,955
Interest expense	20,475
Loss before income taxes	(1,520)
Income tax expense	3,231
Net loss	(4,751)
Other comprehensive income
Foreign currency translation adjustments	5,766
Comprehensive income	$1,016

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statement of Changes in Shareholders’ Deficit

Six months ended June 30, 2023

(amounts in thousands)

(Unaudited)

	Common stock	Additional paid- in capital	Accumulated deficit	Accumulated other comprehensive loss	Total Shareholders' Deficit
Balance at January 1, 2023	—	75,879	(224,983)	(27,060)	(176,164)
Net loss	—	—	(4,751)	—	(4,751)
Other comprehensive income	—	—	—	5,766	5,766
Balance at June 30, 2023	$—	75,879	(229,734)	(21,293)	(175,148)

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Six months ended June 30, 2023

(amounts in thousands)

(Unaudited)

Cash flows from operating activities:
Net loss	$(4,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,542
Changes in fair market value of derivative financial instruments	(2,001)
Deferred tax expense	(92)
Changes in assets and liabilities, net of disposal
Acounts receivable	(328)
Prepaird expenses and other current assets	1,067
Inventories	(12,383)
Accounts payable	(2,117)
Deferred revenue	(2,404)
Other liabilities	(8,356)
Net cash used in operating activities	(19,824)
Cash flows from investing activities:
Capital expenditures	(4,475)
Net cash used in investing activities	(4,475)
Cash flows from financing activities:
Principal payments on first lien debt	(1,275)
Principal payments on Facility Agreement	(5,391)
Borrowings under revolving credit facilities	19,500
Principal payments on finance lease obligations	(1,111)
Net cash provided by financing activities	11,723
Net decrease in cash and cash equivalents	(12,576)
Effect of exchange rate changes on cash and cash equivalents	6,280
Cash and cash equivalents at beginning of period	13,752
Cash and cash equivalents at end of period	$7,456
Cash paid during the period for:
Interest	$20,285
Income taxes, net	6,934

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)

(Unaudited)

(1)	Summary of Significant Accounting Policies

(a)	Description of the Company

MB Aerospace Holdings Inc. and subsidiaries (collectively, the Company) is an international group providing highly engineered aero-engine component manufacture and repair. With operations in North America, Taiwan and Europe, the Company manufactures machined and fabricated components for new and legacy aero-engine platforms, provides component maintenance, repair and overhaul services and supply chain management functions. The Company’s fiscal year ends on the Sunday nearest December 31.

On December 15, 2015, the Company’s ultimate parent, MB Aerospace Group Holdings Limited, was acquired by Blackstone Capital Partners LLP Fund VI. Following this acquisition, the Company is now a subsidiary of MB Aerospace Group Holdings Limited, a company registered in the Cayman Islands, which has elected to record the Blackstone acquisition fair value at its level.

The consolidated financial statements include the results of the following wholly-owned subsidiaries: MB Aerospace Intermediate Inc, MB Aerospace Holdings II Corp, MB Aerospace Holdings III Corp, MB Aerospace Holdings I Limited, MB Aerospace Holdings Limited, MB Aerospace Limited, JMBL, Inc., MB Aerospace Sterling Heights Inc., MB Aerospace Rzeszow Sp.z.o.o, MB Aerospace East Granby LP, MB Aerospace U.S. Holdings Inc, MB Aerospace Warren LLC, MB Aerospace Newton Abbot Limited, MB Aerospace Technologies (Poland) Sp.z.o.o, and MB Aerospace Taoyuan.

The Company has operating subsidiaries in the United States, United Kingdom, Taiwan and Poland.

(b)	Basis of Preparation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and the applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP have been condensed or omitted. These unaudited interim consolidated financial statements have been prepared on the same basis as our annual consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the Company’s financial information.

(c)	Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, valuation of intangible assets and goodwill, valuation of property, plant and equipment, allowances for doubtful accounts, inventory valuation, lease liabilities and right-of-use assets, deferred tax assets, contract estimates at completion, valuation of derivatives, other contingencies, and income tax uncertainties.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(d)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MB Aerospace Holdings Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities or investments over which it has significant influence but not controlling financial interest.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity, when purchased, of three months or less to be cash equivalents. There are no such investments held at the balance sheet date.

(f)	Accounts Receivable

The Company records accounts receivable at net realizable value. Balances are reviewed regularly and reserves are adjusted when events or circumstances indicate carrying values may not be recoverable.

(g)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories. The primary components of cost included in inventories are raw material, labor and overhead. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable value. The process for evaluating the value of excess and obsolete inventory often requires the Company to make judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be sold in the normal course of business and estimated costs.

(h)	Revenue Recognition

The Company derives its revenues from highly engineered aero-engine component manufacture (product sales) and Original Engine Manufacture (OEM) approved repair solutions for critical aero- engine components (repair sales).

The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products as specified in the contract.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. The Company considers a performance obligation satisfied once it has transferred control of a good or by transferring control over a product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

The Company’s principal terms of sale are FOB Shipping Point and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively. For performance obligations related to repair sales, control also transfers to the customer at a point in time. The Company’s principal terms of sale are Cost, Insurance, Freight (CIF) and the Company transfers control and records revenue for repair sales upon shipment to the customer. The recognized revenue excludes any associated sales incentives and rebates.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are in included in cost of sales.

The majority of the Company’s contracts do not contain variable consideration and contract modifications are generally minimal. Where applicable, these variable amounts are generally credited to the customer, based on achieving certain levels of sales activity. Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

(i)	Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

There were no impairment charges recorded in the six months ended June 30, 2023.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(j)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Plant and equipment under finance leases are stated at the present value of minimum lease payments net of accumulated amortization.

Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of buildings and building improvements range from 10 to 40 years, while the estimated useful lives of machinery and equipment range from 1 to 10 years. Plant and equipment held under finance leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. However, if ownership of the underlying right-of-use asset transfers to the Company, or the Company is reasonably certain to exercise an option to purchase the underlying asset, the right-of-use asset shall be amortized over the end of the useful life of the underlying asset. Total depreciation for the six months ended June 30, 2023 was $7,482, of which 99% was recorded in cost of goods sold and 1% was recorded in selling, general, and administrative expenses.

(k)	Leases

The Company is a lessee in several noncancellable operating leases primarily for plant and equipment and finance leases for property and certain machinery and equipment.

The Company accounts for leases in accordance with Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

◾
Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease, or if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

◾
The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

◾	Lease payments included in the measurement of the lease liability comprise the following:

o
Fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Company would owe if the lease term reflects the Company’s exercise of a termination option);

o	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

o	Amounts expected to be payable under a Company-provided residual value guarantee; and

o	The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. Amortization of the ROU asset is recognized and presented separately from interest expense on the lease liability.

Variable lease payments associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as operating expense in the Company’s statements of income in the same line item as expense arising from fixed lease payments (operating leases) or amortization of the ROU asset (finance leases).

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

ROU assets for operating and finance leases are occasionally reduced by impairment losses. The Company uses the long-lived assets impairment guidance in Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the ROU asset is reduced to zero and the remainder of the adjustment is recorded in profit or loss.

Operating lease ROU assets are presented as operating lease right of use assets on the balance sheet. The current portion of operating lease liabilities is included in other current liabilities and the long- term portion is presented separately as operating lease liabilities on the balance sheet. Finance lease ROU assets are included in property, plant, and equipment. The current portion of finance lease liabilities is included in current installments of obligations under finance leases, and the long-term portion is included in obligations under finance leases on the balance sheet.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases of transportation equipment that have a lease term of 12 months or less. The Company has elected not to apply the short-term lease recognition and measurement exemption for other classes of leased assets. The Company recognizes the lease payments associated with its short-term transportation equipment leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

(l)	Goodwill

Goodwill represents the excess purchase price over the fair value of net assets of companies acquired in business combinations. Goodwill is considered an indefinite-lived asset. Goodwill is subject to impairment testing in accordance with accounting standards governing such on an annual basis, or more frequently if an event or change in circumstances indicates that the fair value of a reporting unit has been reduced below its carrying value. An impairment loss is recognized as the difference, if any, between the reporting unit’s carrying amount and its fair value to the extent the difference does not exceed the total amount of goodwill allocated to the reporting unit.

No impairment loss was recorded in the six months ended to June 30, 2023.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(m)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

The Company is included in consolidated income tax filings in the U.S. which include the activities of its parent and other entities within the group. The tax consequences associated with certain transactions within the group may be shared among entities within the group.

(n)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(o)	Benefit Plans

The Company operates defined contribution benefit plans. The assets of the plans are held separately from those of the Company in independently administered trusts. The amount charged to operations represents the contributions to the plans in regard to the accounting period. The charge included in the consolidated statement of operations and comprehensive income for the six months ended June 30, 2023, is $906.

The Company operates a defined benefit pension scheme which arises from the local Taiwan state scheme that is closed to new members and existing members are not accruing future benefits. The liability related to this plan is $935 at June 30, 2023 and is included in other long-term liabilities.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(p)	Deferred Financing Costs

The costs associated with issuing debt are capitalized and subsequently amortized over the terms of the loans. The unamortized balance of the deferred financing costs as of June 30, 2023 was $3,277, and is included in long-term debt in the accompanying consolidated balance sheet.

(q)	Derivative Instruments and Hedging Activities

The Company has also entered a number of derivative contracts for the purpose of hedging future foreign currency cash flows.

The Company recognizes all such derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values, with changes in the fair value recognized in earnings. Fair values are calculated as mark to market valuations based on mid market prices for an equivalent instrument at the end of the day on each balance sheet date which represents a level two fair value measurement as defined in the fair value hierarchy within ASC 820, Fair Value Measurements.

At June 30, 2023 the fair value of the derivatives resulted in a net asset carrying value of $1,468, included in other current liabilities.

(r)	Foreign Currencies

Transactions denominated in foreign currencies are recorded using the rate of exchange at the transaction date.

The assets and liabilities of subsidiaries in the United Kingdom, Taiwan and Poland, denominated in pounds sterling, new Taiwan dollars and zloty, respectively, are translated at the closing rates of exchange at the balance sheet date. Statements of operations and comprehensive income (loss) of these subsidiaries are translated monthly based on the month end rates of exchange. Gains and losses arising on these translations are recorded as an element of accumulated comprehensive income (loss) included in shareholders’ deficit.

(s)	Fair Value Measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

◾	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

◾
Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

◾
Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

(t)	Recently Adopted Accounting Standards

In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which extends the sunset date of Topic 848 from December 31, 2022, to December 31, 2024, after which entities will no longer be permitted to apply the optional expedients in Topic 848.

(2)	Significant Risks and Uncertainties Including Business and Credit Concentrations

As of and for the six months ended June 30, 2023 substantially all of the revenues, gross profits and accounts receivable of the Company was derived from twenty customers. At June 30, 2023 the largest single customer comprised approximately 42% of the Company’s accounts receivable. For the six months ended June 30, 2023, the largest single customer contributed approximately 43% of the Company’s revenues. The loss of a major customer could have a significant impact on revenues and gross profit, however, the Company does not anticipate such a loss.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(3)	Income Taxes

For the six months ended June 30, 2023, loss before taxes consists of the following:

U.S. operations	$(6,439)
Foreign operations	4,919
$(1,520)

Income tax expense/(benefit) consists of:

	Current	Deferred	Total

U.S. federal	$—	$—	$—
State and local	—	—	—
Foreign jurisdictions	3,322	(92)	3,231
	$3,322	$(92)	$3,231

Income tax expense is $3,231 for the six months ended June 30, 2023, and differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax income primarily as a result of foreign income taxes and the valuation allowance against the net U.S. federal and state deferred tax assets and the net United Kingdom deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2023 are presented below.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

Deferred tax assets:
Inventories, principally due to reserves for obsolescence	$1,775
Deductible element of acquisition related expenses	140
Interest expense disallowance	16,575
Federal & state NOLs carried forward	22,950
Research tax credit carried forward	2,427
Currency translation adjustments	2,257
Intangibles recognized on stock acquisition	768
Property, plant and equipment depreciation	1,993
Lease Liability	2,396
Capital loss carryforward	5,320
Capitalized research and development expenses	1,839
Other deductible temporary differences	2,410
Total gross deferred tax assets	60,851
Less valuation allowance	(47,874)
Net deferred tax assets	12,976
Deferred tax liabilities:
Intangibles recognized on stock acquisition	$(8,447)
Property, plant and equipment depreciation	(5,543)
Foreign withholding taxes	(2,788)
Right of use asset	(2,396)
Other taxable temporary differences	(264)
Total deferred tax liabilities	(19,437)
Net deferred tax liabilities	$(6,461)

The valuation allowance for deferred tax assets as of June 30, 2023 was $47,874. The valuation allowance at June 30, 2023 was primarily related to the Company’s U.S. federal and state and UK net deferred tax assets that management considers are not more likely than not to be realized.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or the availability of refunds of previously paid taxes. Based upon the level of historical taxable income, projections for future income over the periods, which the deferred tax assets are deductible, management has maintained a valuation allowance to the extent that it believes that for certain deferred tax assets it is more likely than not the Company will not realize the benefits of these gross deductible differences recorded at June 30, 2023.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

As of June 30, 2023, the Company had deferred tax assets related to U.S. federal and state, U.K., and Poland loss carryforwards of $8,627, $11,518 and $2,805, respectively, the U.S. and Poland begin to expire in 2036 and 2023, respectively. In addition, there are deferred tax assets related to U.S. federal and U.K. research and development credits of $2,427 that begin to expire in 2035.

As of June 30, 2023, there are no uncertain tax positions requiring a recorded income tax contingency. The earliest open tax year for the major jurisdictions in which the Company does business, which includes the U.S. (including state and local jurisdictions), the U.K., Poland and Taiwan, is 2019.

(4)	Intangible Assets and Goodwill

(a)	Intangible Assets

Intangible assets at June 30, 2023 consisted of:

	June 30, 2023
	Range of Life (months)	Amount	Accumulated amortization	Net carrying amount
Customer relationships	71 to 189	$105,355	(46,293)	59,062
Noncompete agreements	—	4,400	(4,400)	—
Intellectual property	52	13,300	(7,537)	5,763
		$123,055	(58,230)	64,825

Estimated amortization expense for intangible assets for the next five years and thereafter is as follows:

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

2023	$3,843
2024	7,686
2025	7,686
2026	7,686
2027	6,762
Thereafter	31,162
$64,825

(b)	Goodwill

January 1, 2023	$99,358
Goodwill acquired during the year	—
Impairment charge	—
June 30, 2023	99,358

(5)	Property, Plant and Equipment

Property, plant and equipment at June 30, 2023 consisted of:
2023
Plant machinery and fittings	$133,807
Land and buildings	11,625
Leasehold property	4,175
Finance lease assets	23,667
Total	173,275
Accumulated depreciation	(111,822)
Property, plant and equipment, net	$61,452

(6)	Inventories and Work in Progress

Inventories at June 30, 2023 consisted of:

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

2023
Raw materials and consumables	$18,389
Work in progress	47,949
Finished goods	4,855
$71,193

(7)	Debt

Long-term debt as of June 30, 2023 consists of the following:

Borrowing under First Lien Debt agreement,
LIBOR interest plus 3.50%, 7.174% (at June 30, 2023)	$240,975
Borrowing under Second Lien Debt agreement,
LIBOR interest plus 8.50%, 12.674% (at June 30, 2023)	100,000
Borrowing under Facility Agreement
SONIA interest plus 2.21%, 5.307% (at June 30, 2023)	18,522
Total long-term debt	359,497
Less unamortized deferred financing fees	(3,277)
Less current installments	(19,797)
Long-term debt, net of unamortized deferred
financing fees and excluding current installments	$336,423

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

First Lien and Second Lien Debt

On January 22, 2018 the company entered into First Lien Debt agreement for $255,000. The first lien debt provides, among other requirements, a maximum total leverage ratio. Substantially all assets of the Company have been pledged as collateral under the first lien debt agreement.

On January 22, 2018 the company also entered into Second Lien Debt agreement for $75,000. On May 28, 2019, the Company entered into an incremental term loan of $25,000 under the existing Second Lien Debt agreement.

The aggregate maturities of first lien and second lien long-term debt, which is denominated in US dollars, are $1,275 in 2023 through 2024 with the entire remaining amount falling due in 2025 as a balloon repayment.

First lien and second lien debt is subject to a quarterly financial covenant, under which net leverage ratio as of the last day of the quarter must not exceed 6.5 to 1.00. The Company has complied with its covenants.

Facility Agreement

On October 8, 2020 the Company entered into a $33,533 Facility Agreement, which is denominated in GBP, bearing interest at Sterling Overnight Index Average (SONIA) rate plus 2.21%. The aggregate maturities of the facility agreement from July to September 2023 are $2,796 with the remaining amount falling due in October 2023 with a balloon repayment.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

Revolving Credit Facilities

In 2018, the Company entered a Revolving Credit agreement with a commercial bank that permits the Company to borrow up to $50,000 through 2023, bearing interest at the LIBOR rate plus 3.5%. The Company must pay a quarterly commitment fee of 0.5% on the unused portion of the commitment. In 2022, the Company extended the existing Revolving Credit agreement with a commercial bank that now permits the Company to borrow up to $50,000 through October 2024. An amount of $48,000 at 7.053% interest rate, is drawn down on this facility at June 30, 2023. The Revolving Credit agreement is cross collateralized with the first lien debt agreement entered into in January of 2018.

On April 8, 2022 the Company entered into facility agreement with a commercial bank, whereby the Lender makes available a multicurrency revolving loan facility in an aggregate amount equal to $33,000, denominated in GBP, bearing interest at SONIA rate plus 4.5%. The Company must pay a quarterly commitment fee of 1.8% on the unused portion of the commitment. The termination date of the agreement is October 2024. An amount of $7,500 at 7.458% interest rate, is drawn down on this facility at June 30, 2023.

(8)	Leases

The Company is obligated under several finance leases covering buildings and certain machinery and equipment, the latest of which will expire in 2029.

The Company also has several noncancellable operating leases, primarily for buildings, the latest of which will expire in 2039. These leases generally contain renewal options for periods ranging from three to five years. Because the Company is reasonably certain to exercise these renewal options, the options are considered in determining the lease term and associated potential option payments are included within the lease payments. The Company’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts are generally fixed payments and will include payments for the Company’s share of the building’s property taxes, insurance, and maintenance.

The components of lease expense for the fiscal year ended June 30, 2023 were as follows:

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

Operating lease expense	$936
Finance lease expense:
Amortization of ROU assets	$1,504
Interest on lease liabilities	301
Total finance lease expense	$1,805
Total lease expense	$2,741

Amounts reported on the balance sheet as of June 30, 2023 were as follows:

Operating leases:
Operating lease ROU assets	$11,751
Operating lease liabilities	$9,879
Other current liabilities	1,872
Total operating lease liabilities	$11,751
Finance leases:
Buildings	$8,631
Machinery and equipment	15,036
Accumulated amortization	(8,942)
Property, plant and equipment net	$14,725
Current installments of obligations under finance leases	3,849
Long-term portion of obligations under finance leases	11,034
$14,884

Maturities of lease liabilities under noncancellable leases as of June 30, 2023 are as follows:

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

	Operating leases	Finance leases

Fiscal year:
2023	936	3,849
2024	1,794	3,588
2025	1,803	2,249
2026	1,469	2,157
2027	1,492	1,337
Thereafter	10,884	3,498
Total undiscounted lease payments	18,378	16,677
Less amount representing interest (at implicit rate of 9.3%)	(6,626)	(1,794)
Total lease liabilities	11,751	14,884

(9)	Shareholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends, if and when declared, and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no pre-emptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such stock.

(10)	Related Party Transactions and Other Information

On April 8, 2022 the Company entered into a new loan agreement with its parent company MB Aerospace Group Holdings Limited for $30,000. The Company owed $54,822 at June 30, 2023 to its parent company MB Aerospace Group Holdings Limited which results from funding arrangements and is payable on demand.

On the August, 29 2023, MB Aerospace Group Holdings Limited contributed $54,822 to MB Aerospace Holdings Inc. as a contribution to capital all of its right, title and interest such that the Company owed $0 to its parent company on this date.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2023

(amounts in thousands)
(Unaudited)

(11)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 15, 2023 the date at which the financial statements were available to be issued. On June 5, 2023 it was announced that Barnes Group Inc. entered into a definitive agreement to acquire MB Aerospace Holdings Inc. and subsidiaries for an enterprise value of approximately $740 million. On August 31, 2023 Barnes Group Inc completed the acquisition of MB Aerospace Holdings Inc.

There are no other items to disclose.